Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Merge Technologies Incorporated:

We consent to the incorporation by reference in this Registration Statement (No. 333-125603) of Merge Technologies Incorporated (the “Company”) of our reports dated August 29, 2006, with respect to the consolidated balance sheets as of December 31, 2005 and 2004, and the related consolidated statements of operations, shareholders’ equity, comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 Annual Report on Form 10-K of Merge Technologies Incorporated and to the reference to our firm under the heading “Experts” in the prospectus.  Our report refers to the Company’s restatement of their consolidated financial statements as of and for the year ended December 31, 2004 and for the year ended December 31, 2003.

Our report dated August 29, 2006, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005, expresses our opinion that Merge Technologies Incorporated did not maintain effective internal control over financial reporting as of December 31, 2005 because of the effects of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that management identified and included in management’s assessment material weaknesses relating to revenue recognition, income taxes, business combinations, and an ineffective control environment.

Our report dated August 29, 2006, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005, contains an explanatory paragraph that states that the Company acquired Cedara Software Corporation (the “Acquired Entity”) during 2005, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005, the Acquired Entity’s internal control over financial reporting associated with total assets of $57,422,000 and net sales of $43,770,000, included in the consolidated financial statements of the Company as of and for the year ended December 31, 2005. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of the Acquired Entity.

/s/ KPMG LLP

Chicago, Illinois

February 5, 2007